UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2010

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 1, 2010, SeaChange International, Inc. (“SeaChange”) completed its acquisition (the “Acquisition”) of all of the outstanding capital stock of Vividlogic, Inc., a Delaware corporation (“Vividlogic”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 6, 2010 by and among SeaChange, Vividlogic, Vulcan Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of SeaChange (the “Merger Sub”), and Shiva Patibanda as the initial Stockholder Representative.

Pursuant to the Merger Agreement, on the closing which occurred February 1, 2010, the Merger Sub merged with and into Vividlogic (the “Merger”), with Vividlogic continuing as the surviving corporation and a wholly owned subsidiary of SeaChange. At that time, each outstanding share of Vividlogic’s capital stock converted into the right to receive its portion of the following cash amounts, each as specified in the Merger Agreement:

•	$10.8 million paid at closing;

•	$1.2 million deposited in escrow at closing with respect to specified indemnification matters;

•

$8.5 million in net working capital at closing, with $3.5 million paid at closing, $1.5 million paid on each of May 1, 2010 and August 1, 2010, and $2.0 million paid on the one year anniversary of closing;

•	$3.0 million in deferred merger consideration, with $1.0 million paid on each of the first, second and third anniversaries of the closing; and

•

earnout payments based on the operating performance of Vividlogic, measured by EBIT (as defined in the Merger Agreement), on a cumulative and one-year performance target basis for the periods ended January 31, 2011, 2012 and 2013.

Payments under the Merger Agreement subsequent to closing are subject to reduction should there have been a breach of the representations, warranties, covenants and agreements contained in the Merger Agreement. In addition, in limited circumstances, amounts paid at closing are subject to forfeiture should there have been a breach of certain specified representations, warranties and covenants contained in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to SeaChange’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2010 (File No. 000-21393) and is incorporated in this report by reference.

The Merger Agreement is incorporated herein by reference to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about SeaChange, the Merger Sub or Vividlogic. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SeaChange’s or Vividlogic’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of SeaChange or Vividlogic or any of their respective subsidiaries or affiliates.

All of Vividlogic’s employees, many of whom were stockholders of Vividlogic prior to the closing of the Acquisition and as such are entitled to receive a portion of the merger consideration described above, have been offered continuing employment with Vividlogic subsequent to the closing of the Acquisition.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report on Form 8-K concerning activities, events or developments that SeaChange expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by SeaChange from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption “Risk Factors” in SeaChange’s Annual Report on Form 10-K filed with the Commission on April 14, 2009. Any forward-looking statements should be considered in light of those factors. SeaChange cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made.

SeaChange disclaims any obligation to publicly update or revise any such statements to reflect any change in SeaChange’s expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/S/ KEVIN M. BISSON
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: February 2, 2010